Investor	ID Number
THIS	SUBSCRIPTION CERTIFICATE, INCLUDING THE ACCOMPANYING INSTRUCTIO NS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTIO N CERTIFICATE ISC OMPLETED.
Reaves

Utility Income Fund (th e “Fund”) is conducting ar ights offering (the “R ights Offering”), which entit le s the holders of the Fund’s common shares (each, a “Share”) as of the close of business on July 9, 2 012 (the “Record Date”) tor eceive 1 Right (each, a “Right”) for 1 S hare held of record on the R ecord Date. For every 3 Rights held, a Rightsh older may subscribe for and purchase 1 new Share (the “P rimary Subscription Privilege”) at an estimated subsc ription price of $XX.XX per Share. For a more complete description of th e terms and conditions of th e Rig hts Offe ring,p lease refer to the Prospectus dated [ ] (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectusa re av ailable upon request from the in fo rmation agent, Georgeson, In c. (see contact in formation belo w). You are encouraged to contactG eorgeson, In c.if you have any questions about the Rights Offe ring.

I

hereby ir evocably subscrib e for th e number of Shares indicated ont his certificate upon the terms and conditions specifie d in the Prospectus re lating thereto. Receipt of the Prospectus is hereby acknowledged. If the box on Line 4 is checked, I hereby authoriz e the sale of the number of Shares indicated on this certif ic at e upon the terms and conditions specified in the Prospectu s re lating thereto.

Please	complete th e back if you would li ke to tr ansfer ownership or request special mailing.
PLEASE	CERTI FY YOURT AXP AYER IDENTI FICATION NUMBER (TIN ) BY COMPLETING THE IN FORMA TION IN BOX NU MB ER FON THER EVERSE SID E.
SEE	INSTRUCTIONS ON THE REVERSE SIDE
B	PRIM ARY SU BSCRIPTION SHARES TO SU BSCRIBE
WHOLE	SHARES
A

Si gn atu re: Thisf or m must bes igned by ther egistered holder(s) exactly as their name(s) appears on th e certificate(s) C OVER-S UBSCRIPT IO N FOR SHA RES or by pe rso n(s) auth or ize dt o sign onb ehalf of the registered ho lder(s) byd ocu men ts t ran smitted herewith.

WHOLE	SHARES
X	___ ___________ __________ ______ __________ ______ _____ _____ _____ ______ _____ __________ __________ Signatureof Share holder Date Da ytime Te lepho ne #
D	RIGHTS OFFERED FOR SA LE
X	___ ___________ __________ ______ __________ ______ _____ _____ _____ ______ _____ __________ __________ WHOLE SHARES Signatureof Share holder Date Da ytime Te lepho ne #
ENCLOSEDI	S MY CHECK FOR $ _________________________________
E
SUBSCRIPTION	CERTIFICATE NUMBER CUSIP NUMBER PRIMARY SHARES TO SUBSCRIBE RIGHTS RECORD DATE SHARES
SUBSCRIPTION	REAVES UTILITY FOR RIGHTS INCOMEOFFERING FUND RECORD DATE
A.	Number of Shares subscribed for through th e Primary Subscription Privilege (n ot to exceed one Share fo r every 3 Rights held): ___________________________ Shares
B.	Number of Shares subscribed for through th e Over-Subscription Privilege (Only avail able if th e Primary Subscription Rights are exercised in fu ll): ___________________________ Shares
C.	Tota l Subscri ption Pric e (sum lines A and B multiplied by $X. X X, th e estimated Subscription Price): $ ____________________
D.	Meth od of Payment, check (1) or (2) :
(1)	Certif iedo r Cashier’s checko rm oney order payable to C omputershare (actin g on behalf of ComputershareT ru st Company,N .A. ) or
(2)

Personal checkp ayable to Computershare, received no later than ____ XX, 2012. If your funds do not clear your bank before 5:00 p.m., New York City tim e, Day_____ XX, 2012, your request fo rS hares willn ot be accepte d.

INFORMATION	AGENT
199	WaterS tr eet, 26th Floor New York, NY 1 0038
Banks	and Brokers Call: (2 12) 440-9800
Al	O thers Toll Free: 888-877-5373
SUBSCRIP	TION TO PURCHASE SHARESO F REAVES UTILITYI NCOMEF UND RETURNT O: COMPUTERSHARE
By	Mail : ByO vernig ht Courie ro r By Hand
Compute	rs hare Computershare
Attn	: Corporate Actio n Dept. Attn :C orporate Acti on Dept. , 27th Floor P.O.B ox 3301 480 Washingto nB oulevard South Hackensack, NJ 07606 Jers ey City , NJ 07310
THIS	RIGHTSO FFERING EXPIRES AT 5:00 P.M ., NEW YORK CITY TIM E, ON ______ XX, 2012 (UNLESS EXTENDED) AND THIS SUBSCRIPTIO N CERTIFICATE IS VOIDT HEREAFTER.

6 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/sole proprietor ☐

C Corporation ☐ S Corporation ☐

Partnership ☐ Trust/estate ☐

☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)

► ______________________

Enter appropriate tax classification here

☐ Other ► ______________________

See enclosed Instructions

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature ______________________ Date ____________

Rev. January 2011

7 **Special Transfer Instructions and Signature Guarantee Medallion**

If you want your **Reaves Utility Income Fund** Rights to be transferred or issued in **another name**, fill in this section with the information for the new account name. You must also complete the Transfer Reason box below in Instruction 6

Name (Please Print First, Middle & Last Name) | (Title of Officer Signing this Guarantee)

Address (Number and Street) | (Name of Guarantor - Please Print)

(City, State & Zip Code) | (Address of Guarantor Firm)

(Tax Identification Number)

The Number of Rights transferred: ______________________

8 **Special Mailing Instructions**

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail Share(s) and refund check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1 Sign and date Box 1 and include your day time phone number.

2 Place an ☒ in the box and fill in the number of whole Shares you wish to subscribe for under your Primary Subscription Privileges.

3 Place an ☒ in the box and fill in the number of whole Shares you wish to over subscribe for your Over-Subscription Privileges. (Only available if Primary Subscription Rights are fully exercised).

4 Place an ☒ in the box and fill in the number of rights you wish to offer for sale.

5 Rights card and calculation section for determining your Primary/Over-Subscription Privileges.

6 **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that Computershare may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the *"Important Tax Information"* document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc) to avoid withholding.** If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

7 If you want your Rights to be transferred or issued in another name, fill in Box 7 above. Signature(s) in Box 7 above must be medallion guaranteed. **To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.**

Transfer Reason[1] - *Check only one:* All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐ Gift	Date of Gift[2]:	___/___/___	(Gift applies to certificates only)	
☐ Private Sale	Date of Sale[3]:	___/___/___	Value per Share:	USD__________. ___ ___
☐ Death	Date of Death[3]:	___/___/___	Value per Share[4]:	USD__________. ___ ___
☐ None of the above[5]:	______________________ (Please specify)			

1 You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
2 If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed.
3 Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.
4 Required to determine cost basis to be applied per beneficiary.
5 Existing cost basis of shares will be carried over to the new account.

8 Fill in Box 8 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ________ XX, 2012 (UNLESS EXTENDED) AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.